Assets Under Management September 30, 2021

Investors turn to **MetLife Investment Management** for our deep and long-established expertise in Public Fixed Income, Private Capital and Real Estate. Seeking to deliver strong, risk-adjusted returns, we create tailored portfolio solutions by listening first, strategizing second, and collaborating constantly. We are institutional, but far from typical.

Total Assets Under Management[1]

By Asset Type	$664.7 Billion
Public Corporates	$120.0
Mortgage Loans	$111.6
Structured Products	$69.9
Private Corporates	$69.8
U.S. Government and Agency	$64.8
Foreign Government	$58.3
Cash and Short-Term Investments	$29.4
Private Infrastructure	$27.8
Real Estate Equity	$26.3
Common and Preferred Equity	$20.8
Municipals	$17.0
Emerging Market Debt	$16.9
Alternatives	$13.6
High Yield	$7.2
Bank Loans	$5.2
Private Structured Credit	$4.8
Middle Market Private Capital	$1.3

Institutional Client Assets Under Management[1]

Mandates Profile


7%
4%
14%
39%
377
Mandates
16%
20%

Institutional Client AUM

	$177.0 Billion
Insurance/Financial	$83.2
Sub-Advisory	$39.5
Corporate	$28.2
Public	$12.8
Commingled Fund[2]	$10.5
Other[3]	$2.8

Representative Capabilities

Private Capital

Corporate Private Placements
Infrastructure Debt
Middle Market Direct Lending
Private Structured Credit
Residential Whole Loans

Public Fixed Income

Bank Loans
Core
Core Plus
Corporate
Emerging Market Debt
High Yield
Long Duration
Multi-Sector
Short Duration
Stable Value

Real Estate

Commercial Mortgage Loans
Real Estate Equity

Insurance Advisory

Index Strategies

[1] As of September 30, 2021. At estimated fair value. Dollars in billions. Cash and Short-Term Investments includes cash equivalents. See Explanatory Note.
[2] Includes limited partnerships, collective trusts, mutual funds registered under the Investment Company Act and other vehicles offered or available to qualifying investors, including third parties and affiliates.
[3] Includes non-profit clients, Taft-Hartley pension fund clients and asset manager clients.

MetLife Investment Management

investments.metlife.com

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM"). Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of GA AUM plus Institutional Client AUM (each, as defined below). General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio which are actively managed and stated at estimated fair value. GA AUM is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus TP AUM (each, as defined below). MetLife Investment Management manages Institutional Client AUM in accordance with client guidelines contained in each investment contract (“Mandates”). Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed by MetLife and included in MetLife, Inc.’s consolidated financial statements at estimated fair value. Third Party AUM (“TP AUM”) is comprised of non-proprietary assets managed by MetLife on behalf of unaffiliated/third party clients, which are stated at estimated fair value. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended September 30, 2021, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. L1121017799[exp0522][All States] One MetLife Way | Whippany, New Jersey 07981 © 2021 METLIFE, INC.